EXHIBIT 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	THOMAS H. POHLMAN
PRESIDENT
OR
JOHN P. NELSON
VICE PRESIDENT & CFO

(515) 232-6251

APRIL 17, 2009

AMES NATIONAL CORPORATION
ANNOUNCES
2009 FIRST QUARTER EARNINGS RESULTS

For the quarter ended March 31, 2009, net income for Ames National Corporation (the Company) totaled $2,441,000, or $0.26 per share, compared to $2,901,000, or $0.31 per share, earned in the first quarter of 2008.  The lower quarterly earnings can be primarily attributed to increased FDIC deposit insurance assessments, increased other real estate owned costs and security losses.  The increase in the FDIC assessments of $439,000 is due primarily to higher deposit assessment rates for 2009 which are also expected to negatively impact future quarters.  The increase in other real estate owned costs of $397,000 is due primarily to impairment write downs on certain other real estate owned and an increased volume of other real estate owned.  The Company had security losses of $351,000 in 2009 as compared to security gains of $248,000 in 2008.  The security losses in 2009 were primarily attributable to the sale of certain corporate bonds as the Company continues to lower its holdings and thus reducing its risk in the corporate bond portfolio.  Impairment of securities in 2009 of $23,000 related to a corporate bond issue of MGIC Investment Corporation.  As of March 31, 2009, the carrying and fair value of the other-than-temporarily impaired securities totaled $734,000.

The first quarter net interest income increased $216,000, or 3%, compared to the same period a year ago.  This improvement is primarily the result of lower costs of funds on deposits and other borrowings as market interest rates continued to decline.  The Company’s net interest margin was 3.97% for the quarter ended March 31, 2009 compared to 4.11% for the quarter ended December 31, 2008 and 3.78% for the quarter ended March 31, 2008.

Higher net interest income for the first quarter of 2009 was offset by a higher provision to the allowance for loan losses.  The provision was $230,000 for the first quarter of 2009 compared to $110,000 for the first quarter of 2008.  Net charge-offs for the quarter ended March 31, 2009, were $77,000 compared to $43,000 for the same period in 2008.

Non-interest expense for the quarter totaled $4,826,000, 13% higher than the $4,259,000 recorded in the first quarter of 2008.  The higher non-interest expense can be primarily attributed to increased FDIC assessment costs and other real estate owned costs.  The efficiency ratio for the first quarter of 2009 was 58.76%, compared to 50.80% last year.

Net loans as of March 31, 2009 decreased 5% as a result of declining loan demand, to $437,646,000 compared to the $459,930,000 recorded a year ago.  The allowance for loan losses on March 31, 2009, totaled $6,932,000, or 1.56% of gross loans, compared to $5,847,000 or 1.26% of gross loans on March 31, 2008.  Impaired loans as of March 31, 2009, totaled $7,469000, or 1.7% of gross loans, compared to impaired loans of $6,253,000, or 1.4% of gross loans as of December 31, 2008 and $6,121,000, or 1.3% of gross loans, as of March 31, 2008.

Other real estate owned was $13,249,000 as of March 31, 2009, compared to $13,333,565 as of December 31, 2008 and $2,658,000 as of March 31, 2008.  Certain improved commercial development land which collateralized a $9 million line of credit was foreclosed in the third quarter of 2008.  An independent appraisal confirmed that the fair market value supports the carrying value of the land as recorded in other real estate owned.

Deposits totaled $685,041,000 on March 31, 2009, a 3.5% decrease from the $709,635,000 recorded at March 31, 2008.  The decrease was primarily due to a $29 million decline in time deposits of $100,000 or greater and a decline in other time deposits of $13 million, offset in part by an increase of $8 million in NOW accounts and an increase of $15 million in savings and money market accounts.

The Company’s stockholders’ equity represented 11.9% of total assets at the end of the first quarter with all of the Company’s five affiliate banks considered well-capitalized as defined by federal capital regulations.  Total stockholder equity totaled $103,940,000 as of March 31, 2009, $103,837,000 as of December 31, 2008 and $112,502,000 as of March 31, 2008.

First quarter 2009 return on average assets was 1.15% compared to 1.33% for the same period in 2008.  Return on average equity was 9.32% for the quarter ended March 31, 2009, compared to the 10.38% posted a year ago.

The Company’s common stock, which is listed on the NASDAQ Capital Market under the symbol ATLO, closed at $17.09 on March 31, 2009.   During the first quarter, the price ranged from $14.87 to $28.79.

Ames National Corporation affiliate Iowa banks are First National Bank, Ames; Boone Bank & Trust Co., Boone; State Bank & Trust Co., Nevada; Randall-Story State Bank, Story City; and United Bank & Trust, Marshalltown.

The Private Securities Litigation Reform Act of 1995 provides the Company with the opportunity to make cautionary statements regarding forward-looking statements contained in this News Release, including forward-looking statements concerning the Company’s future financial performance and asset quality.  Any forward-looking statement contained in this News Release is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management.  These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to management.  If a change occurs, the Company’s business, financial condition, liquidity, results of operations, asset quality, plans and objectives may vary materially from those expressed in the forward-looking statements.  The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following:  economic conditions, particularly in the concentrated geographic area in which the Company and its affiliate banks operate; competitive products and pricing available in the marketplace; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; fiscal and monetary policies of the U.S. government; changes in governmental regulations affecting financial institutions (including regulatory fees and capital requirements); changes in prevailing interest rates; credit risk management and asset/liability management; the financial and securities markets; the availability of and cost associated with sources of liquidity; and other risks and uncertainties inherent in the Company’s business, including those discussed under the headings “Risk Factors” and “Forward-Looking Statements and Business Risks” in the Company’s annual report on Form 10-K.  Management intends to identify forward-looking statements when using words such as “believe”, “expect”, “intend”, “anticipate”, “estimate”, “should” or similar expressions.  Undue reliance should not be placed on these forward-looking statements.  The Company undertakes no obligation to revise or update such forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

AMES NATIONAL CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets
(unaudited)
March 31, 2009 and 2008

ASSETS	2009	2008

Cash and due from banks	$17,392,449	$26,945,087
Federal funds sold	48,774,000	32,500,000
Interest bearing deposits in financial institutions	12,634,196	1,586,397
Securities available-for-sale	318,347,128	356,097,147
Loans receivable, net	437,646,282	459,930,349
Loans held for sale	679,000	678,764
Bank premises and equipment, net	12,407,047	13,250,460
Accrued income receivable	6,210,789	7,568,233
Deferred income taxes	5,956,122	-
Other real estate owned	13,248,946	2,658,280
Other assets	436,176	232,983

Total assets	$873,732,135	$901,447,700

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Deposits
Demand, noninterest bearing	$74,455,066	$79,858,986
NOW accounts	183,032,806	174,726,257
Savings and money market	187,309,171	171,956,858
Time, $100,000 and over	77,892,158	107,276,114
Other time	162,352,259	175,816,848
Total deposits	685,041,460	709,635,063

Federal funds purchased and securities sold under agreements to repurchase	37,808,994	31,369,621
Other short-term borrowings	372,757	386,800
Long-term borrowings	41,500,000	39,500,000
Dividend payable	943,291	2,640,282
Deferred income taxes	-	384,548
Accrued expenses and other liabilities	4,125,428	5,029,049
Total liabilities	769,791,930	788,945,363

STOCKHOLDERS' EQUITY
Common stock, $2 par value, authorized 18,000,000 shares;9,432,915 and 9,429,580 shares issued and outstanding as of March 31, 2009 and 2008, respectively	18,865,830	18,859,160
Additional paid-in capital	22,651,222	22,588,691
Retained earnings	63,968,930	66,943,362
Accumulated other comprehensive income (loss)-net unrealized income (loss) on securities available-for-sale	(1,545,777)	4,111,124
Total stockholders' equity	103,940,205	112,502,337

Total liabilities and stockholders' equity	$873,732,135	$901,447,700

AMES NATIONAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income
(unaudited)

	Three Months Ended
	March 31,
	2009	2008
Interest and dividend income:
Loans	$6,611,175	$7,818,231
Securities
Taxable	2,203,694	2,509,212
Tax-exempt	1,205,855	1,346,841
Federal funds sold	11,075	43,485
Dividends	85,673	296,494

Total interest income	10,117,472	12,014,263

Interest expense:
Deposits	2,441,530	4,427,567
Other borrowed funds	468,384	595,626

Total interest expense	2,909,914	5,023,193

Net interest income	7,207,558	6,991,070

Provision for loan losses	229,654	109,699

Net interest income after provision for loan losses	6,977,904	6,881,371

Non-interest income:
Trust department income	382,552	437,267
Service fees	421,450	429,338
Securities gains (losses), net	(350,675)	248,369
Other-than-temporary impairment of investment securities	(22,661)	(227,000)
Gain on sale of loans held for sale	262,906	186,292
Merchant and ATM fees	146,010	153,221
Other	166,390	164,727

Total non-interest income	1,005,972	1,392,214

Non-interest expense:
Salaries and employee benefits	2,346,759	2,579,908
Data processing	478,635	545,875
Occupancy expenses	392,804	428,101
FDIC deposit assessments	479,911	40,906
Other real estate owned	426,844	29,714
Other operating expenses	701,467	634,191

Total non-interest expense	4,826,420	4,258,695

Income before income taxes	3,157,456	4,014,890

Income tax expense	716,316	1,114,262

Net income	$2,441,140	$2,900,628

Basic and diluted earnings per share	$0.26	$0.31

Declared dividends per share	$0.10	$0.28